Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK REPORTS SECOND QUARTER 2023 RESULTS

Second quarter 2023 results:

•
Revenue of $733 million
•
GAAP operating income of $24 million, up 9% year-over-year
•
Non-GAAP(1) operating income of $29 million, up 28% year-over-year
•
GAAP earnings per share of $0.39 and non-GAAP earnings per share of $0.48

TEMPE, AZ, July 31, 2023 – Benchmark Electronics, Inc. (NYSE: BHE) today announced financial results for the second quarter ended June 30, 2023.

	Three Months Ended
	June 30,	Mar 31,	June 30,
In millions, except EPS	2023	2023	2022
Sales	$733	$695	$728
Net income	$14	$12	$17
Income from operations	$24	$23	$22
Net income – non-GAAP(1)	$17	$15	$18
Income from operations – non-GAAP(1)	$29	$26	$23
Diluted earnings per share	$0.39	$0.35	$0.49
Diluted EPS – non-GAAP(1)	$0.48	$0.42	$0.50
Operating margin	3.3%	3.3%	3.1%
Operating margin – non-GAAP(1)	4.0%	3.7%	3.1%

(1) A reconciliation of GAAP and non-GAAP results is included below.

“Benchmark delivered a strong quarter, exceeding the high end of our guidance ranges on revenue and non-GAAP operating income. Our team’s ability to navigate continued supply chain challenges and progress on operational efficiencies enabled us to deliver these results,” said Jeff Benck, Benchmark’s President and CEO.

Benck continued “As we enter the second half, we are confident that our diversified portfolio and investments in future growth position us to both navigate the dynamic near-term macro environment and capture incremental share in tomorrow’s growth markets.”

Cash Conversion Cycle

	June 30,	Mar 31,	June 30,
	2023	2023	2022
Accounts receivable days	59	60	55
Contract asset days	23	25	22
Inventory days	102	111	90
Accounts payable days	(56)	(60)	(67)
Advance payments from customers days	(25)	(27)	(23)
Cash Conversion Cycle days	103	109	77

Second Quarter 2023 Industry Sector Update

Revenue and percentage of sales by industry sector (in millions) were as follows.

	June 30,		Mar 31,		June 30,
	2023		2023		2022
Medical	$145	20%	$137	20%	$166	23%
Semi-Cap	164	22	149	21	175	24
A&D	80	11	79	11	90	12
Industrials	167	23	144	21	159	22
Advanced Computing	81	11	96	14	69	10
Next Gen Communications	96	13	90	13	69	9
Total	$733	100%	$695	100%	$728	100%

Overall, revenues were up 1% year-over-year from strength in the Industrials, Advanced Computing and Next Gen Communications sectors.

Third Quarter 2023 Guidance

•
Revenue between $680 - $720 million
•
Diluted GAAP earnings per share between $0.45 - $0.51
•
Diluted non-GAAP earnings per share between $0.51 - $0.59 (excluding restructuring charges and other costs and amortization of intangibles)
•
This guidance takes into consideration all known constraints for the quarter and assumes no further significant interruptions to our supply base, operations or customers.

Restructuring charges are expected to range between $1.1 million and $1.5 million in the third quarter and the amortization of intangibles is expected to be $1.6 million in the third quarter.

Second Quarter 2023 Earnings Conference Call

The Company will host a conference call to discuss the results today at 5:00 p.m. Eastern Time. The live webcast of the call and accompanying reference materials will be accessible by logging on to the Company's website at www.bench.com. A replay of the broadcast will also be available on the Company's website.

About Benchmark Electronics, Inc.

Benchmark provides comprehensive solutions across the entire product life cycle by leading through its innovative technology and engineering design services, leveraging its optimized global supply chain and delivering world-class manufacturing services in the following industries: commercial aerospace, defense, advanced computing, next generation telecommunications, complex industrials, medical, and semiconductor capital equipment. Benchmark's global operations include facilities in seven countries and its common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Paul Mansky, Investor Relations and Corporate Development

512-580-2719 or paul.mansky@bench.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts and may include words such as “anticipate,” “believe,” “intend,” “plan,” “project,” “forecast,” “strategy,” “position,” “continue,” “estimate,” “expect,” “may,” “will,” “could,” “predict,” and similar expressions of the negative or other variations thereof. In particular, statements, express or implied, concerning the Company’s outlook and guidance for third quarter and fiscal year 2023 results, future operating results or margins, the ability to generate sales and income or cash flow, expected revenue mix, the Company’s business strategy and strategic initiatives, the Company’s repurchases of shares of its common stock, the Company’s expectations regarding restructuring charges and amortization of intangibles, and the Company’s intentions concerning the payment of dividends, among others, are forward-looking statements. Although the Company believes these statements are based on and derived from reasonable assumptions, they involve risks, uncertainties and assumptions that are beyond the Company’s ability to control or predict, relating to operations, markets and the business environment generally, including those discussed under Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2022, and in any of the Company’s subsequent reports filed with the Securities and Exchange Commission. Events relating to the possibility of customer demand fluctuations, supply chain constraints, continuing inflationary pressures, the effects of foreign currency fluctuations and high interest rates, geopolitical uncertainties including trade restrictions, or the ability to utilize the Company’s manufacturing facilities at sufficient levels to cover its fixed operating costs, may have resulting impacts on the Company’s business, financial condition, results of operations, and the Company’s ability (or inability) to execute on its plans. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes, including the future results of the Company's operations, may vary materially from those indicated. Undue reliance should not be placed on any forward-looking statements. Forward-looking statements are not guarantees of performance. All forward-looking statements included in this document are based upon information available to the Company as of the date of this document, and the Company assumes no obligation to update.

Non-GAAP Financial Measures

Management discloses non‐GAAP information to provide investors with additional information to analyze the Company’s performance and underlying trends. A detailed reconciliation between GAAP results and results excluding certain items (“non-GAAP”) is included in the following tables attached to this document. In situations where a non-GAAP reconciliation has not been provided, the Company was unable to provide such a reconciliation without unreasonable effort due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. Management uses non‐GAAP measures that exclude certain items in order to better assess operating performance and help investors compare results with our previous guidance. This document also references “free cash flow”, which the Company defines as cash flow from operations less additions to property, plant and equipment and purchased software. The Company’s non‐GAAP information is not necessarily comparable to the non‐GAAP information used by other companies. Non‐GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as a measure of the Company’s profitability or liquidity. Readers should consider the types of events and transactions for which adjustments have been made.

###

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Sales	$733,232	$728,029	$1,427,927	$1,364,112
Cost of sales	666,201	669,273	1,296,938	1,247,754
Gross profit	67,031	58,756	130,989	116,358
Selling, general and administrative expenses	37,672	35,842	75,870	72,131
Amortization of intangible assets	1,591	1,592	3,183	3,201
Restructuring charges and other costs (income)	3,287	(1,110)	4,713	3,187
Income from operations	24,481	22,432	47,223	37,839
Interest expense	(8,258)	(2,185)	(14,708)	(3,935)
Interest income	1,622	261	2,880	391
Other income (expense), net	61	784	(2,104)	490
Income before income taxes	17,906	21,292	33,291	34,785
Income tax expense	3,915	4,071	6,940	6,604
Net income	$13,991	$17,221	$26,351	$28,181
Earnings per share:
Basic	$0.39	$0.49	$0.74	$0.80
Diluted	$0.39	$0.49	$0.74	$0.79
Weighted-average number of shares used in calculating earnings per share:
Basic	35,618	35,157	35,478	35,201
Diluted	35,676	35,336	35,730	35,616

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(UNAUDITED)

(in thousands)

	June 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$244,587	$207,430
Restricted cash	743	—
Accounts receivable, net	484,648	491,957
Contract assets	185,877	183,613
Inventories	756,391	727,749
Other current assets	48,815	41,400
Total current assets	1,721,061	1,652,149
Property, plant and equipment, net	222,245	211,478
Operating lease right-of-use assets	92,657	93,081
Goodwill and other, net	271,500	270,623
Total assets	$2,307,463	$2,227,331

Liabilities and Shareholders’ Equity
Current liabilities:
Current installments of long-term debt	$3,458	$4,275
Accounts payable	417,406	424,272
Advance payments from customers	185,677	197,937
Accrued liabilities	115,380	122,652
Total current liabilities	721,921	749,136
Long-term debt, less current installments	423,967	320,675
Operating lease liabilities	85,343	86,687
Other long-term liabilities	28,503	44,417
Shareholders’ equity	1,047,729	1,026,416
Total liabilities and shareholders’ equity	$2,307,463	$2,227,331

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows

(in thousands)

(UNAUDITED)

	Six Months Ended
	June 30,
	2023	2022
Cash flows from operating activities:
Net income	$26,351	$28,181
Depreciation and amortization	22,549	21,862
Stock-based compensation expense	8,657	8,487
Accounts receivable	6,359	(91,200)
Contract assets	(2,264)	(23,929)
Inventories	(28,096)	(146,178)
Accounts payable	9,499	69,943
Advance payments from customers	(12,260)	55,433
Other changes in working capital and other, net	(31,163)	(16,109)
Net cash used in operations	(368)	(93,510)

Cash flows from investing activities:
Additions to property, plant and equipment and software	(47,049)	(24,971)
Other investing activities, net	585	5,657
Net cash used in investing activities	(46,464)	(19,314)

Cash flows from financing activities:
Share repurchases	—	(9,391)
Net debt activity	102,237	134,363
Other financing activities, net	(17,296)	(14,183)
Net cash provided by financing activities	84,941	110,789

Effect of exchange rate changes	(209)	(5,795)
Net increase (decrease) in cash and cash equivalents and restricted cash	37,900	(7,830)
Cash and cash equivalents and restricted cash at beginning of year	207,430	271,749
Cash and cash equivalents and restricted cash at end of period	$245,330	$263,919

Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended			Six Months Ended
	June 30,	Mar 31,	June 30,	June 30,
	2023	2023	2022	2023	2022
Income from operations (GAAP)	$24,481	$22,742	$22,432	$47,223	$37,839
Amortization of intangible assets	1,591	1,592	1,592	3,183	3,201
Restructuring charges and other costs	2,364	1,426	1,266	3,790	3,580
Gain on assets held for sale	—	—	(2,376)	—	(393)
Asset impairment	923	—	—	923	—
Non-GAAP income from operations	$29,359	$25,760	$22,914	$55,119	$44,227
GAAP operating margin	3.3%	3.3%	3.1%	3.3%	2.8%
Non-GAAP operating margin	4.0%	3.7%	3.1%	3.9%	3.2%

Gross Profit (GAAP)	$67,031	$63,958	$58,756	$130,989	$116,358
Non-GAAP gross profit	$67,031	$63,958	$58,756	$130,989	$116,358
GAAP gross margin	9.1%	9.2%	8.1%	9.2%	8.5%
Non-GAAP gross margin	9.1%	9.2%	8.1%	9.2%	8.5%

Selling, general and administrative expenses	$37,672	$38,198	$35,842	$75,870	$72,131
Non-GAAP selling, general and administrative expenses	$37,672	$38,198	$35,842	$75,870	$72,131

Net income (GAAP)	$13,991	$12,360	$17,221	$26,351	$28,181
Amortization of intangible assets	1,591	1,592	1,592	3,183	3,201
Restructuring charges and other costs	2,364	1,426	1,266	3,790	3,580
Gain on assets held for sale	—	—	(2,376)	—	(393)
Asset impairment	923	—	—	923	—
Settlement	(1,155)	—	—	(1,155)	—
Income tax adjustments(1)	(670)	(516)	(82)	(1,186)	(1,288)
Non-GAAP net income	$17,044	$14,862	$17,621	$31,906	$33,281

Diluted earnings per share:
Diluted (GAAP)	$0.39	$0.35	$0.49	$0.74	$0.79
Diluted (Non-GAAP)	$0.48	$0.42	$0.50	$0.89	$0.93

Weighted-average number of shares used in calculating diluted earnings per share:
Diluted (GAAP)	35,676	35,592	35,336	35,730	35,616
Diluted (Non-GAAP)	35,676	35,592	35,336	35,730	35,616

Net cash provided by (used in) operations	$24,538	$(24,906)	$(25,485)	$(368)	$(93,510)
Additions to property, plant and equipment and software	(8,318)	(38,731)	(6,996)	(47,049)	(24,971)
Free cash flow (used)	$16,220	$(63,637)	$(32,481)	$(47,417)	$(118,481)
(1)
This amount represents the tax impact of the non-GAAP adjustments using the applicable effective tax rates.